Exhibit 10.17

AGREEMENT

THIS AGREEMENT is made this 12th day of December, 2003 by and between SOLOMON TECHNOLOGIES, INC., a Delaware corporation (“Solomon”), TOWN CREEK INDUSTRIES, INC., a Maryland Corporation and a wholly-owned subsidiary of Solomon (“TCI”), and PINETREE (BARBADOS), INC., a corporation formed under the laws of Barbados (“Pinetree”).

WHEREAS, Solomon, TCI and Pinetree entered into a Memorandum of Understanding dated July 31, 2003 (“MOU”) with respect to, among other things, amounts owed by Solomon to Pinetree and certain litigation between Solomon and Pinetree; and

WHEREAS, Solomon executed and delivered to Pinetree a convertible promissory note dated July 31, 2003 in the principal amount of $572,490.22 (“Convertible Note”); and

WHEREAS, Solomon and Pinetree entered into a convertible note security agreement dated July 31, 2003 (“Solomon Security Agreement”) with respect to the Convertible Note; and

WHEREAS, TCI and Pinetree entered into a security agreement dated July 31, 2003 (“TCI Security Agreement”) to further secure the obligations of Solomon under the Convertible Note, Solomon Security Agreement and MOU; and

WHEREAS, Solomon and TCI entered into separate non-disclosure agreements with Pinetree dated July 31, 2003 (the “Non-Disclosure Agreements”); and

WHEREAS, Solomon, TCI, Pinetree, Pinetree Capital Corp., and Genevest, Inc. entered into a General Release of Claims dated July 31, 2003 (“Release”, together with the MOU, the Convertible Note, the Solomon Security Agreement, the TCI Security Agreement, and the Non-Disclosure Agreements, herein the “Settlement Documents”); and

WHEREAS, Pinetree has agreed to extend the payment date for the Mandatory Payment as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and for other consideration, the adequacy, sufficiency and receipt of which the parties hereto hereby acknowledge, Solomon, TCI and Pinetree agree as follows:

1.	Extension of Due Date. The Mandatory Payment Due Date is extended until the earlier to occur of (i) February 16, 2004 and (ii) five business days after the receipt by Solomon of gross proceeds from the sale of its equity securities of at least $1 million.

2.	Acceleration of Maturity Date. Section 1.4 of the Convertible Note is amended to define the Maturity Date as the earlier to occur of (i) May 31, 2004 and (ii) five business days after the receipt by Solomon of gross proceeds from the sale of its equity securities of at least $2 million, provided that, until such time as Solomon has received gross proceeds from the sale of its equity securities of at least $2 million, the Maturity Date may be adjusted as provided in Section 1 of the Convertible Note.

3.	Issuance of Warrants. As consideration for the extension of the Mandatory Payment Due Date as provided in Section 1 hereof, Solomon hereby grants to Pinetree a warrant to purchase fifty thousand (50,000) shares of its common stock, par value $.001 per share (“Common Stock”). The Warrant is attached hereto as Exhibit A. The exercise price of the Warrant shall be $1.00 per share of Common Stock, and the Warrant shall be exercisable for five years commencing on the 46th day after trading of the Common Stock begins in any public market. Solomon shall include the Common Stock underlying the Warrant in Pre-effective Amendment No. 2 to its registration statement on file with the Securities and Exchange Commission (“Registration Statement”) and covenants and agrees with Pinetree that the Common Stock underlying the Warrant shall be covered by the Registration Statement when it is declared effective. Solomon agrees promptly to provide to Pinetree via email the “EDGAR” Internet link to each pre-effective amendment to the Registration Statement and to the Registration Statement as declared effective. Solomon further agrees to notify Pinetree promptly of the trading symbol assigned to the Common Stock by NASD for trading of the Common Stock on the Over-the-Counter Bulletin Board.

4.	Registration Rights. As further consideration for the extension of the Mandatory Payment Due Date as provided in Section 1 hereof, Solomon shall enter into the Registration Rights Agreement with Pinetree as set forth in Exhibit B hereto with respect to shares of Common Stock into which some or all of the principal amount of the Convertible Note may be converted.

5.	Conversion. As further consideration for the extension of the Mandatory Payment Due Date as provided in Section 1 hereof, Solomon agrees as follows:

5.1	Notwithstanding anything to the contrary in the Convertible Note, Pinetree shall have the right to refuse any payment tendered under the Convertible Note (“Payment”) by Solomon and, within five business days after receipt by Pinetree of the Payment, return the Payment to Solomon accompanied by written notice that Pinetree elects to convert the Payment into restricted shares (or, if a registration statement is effective with respect to the shares into which the Payment is being converted, into registered shares) of Common Stock on the conversion basis as provided in Article 2 of the Convertible Note.

5.2	Section 1.5 (b) of the Convertible Note is deleted.

5.3	Section 2.2 (b) of the Convertible Note is deleted.

6.	Miscellaneous.

6.1	Terms not defined herein shall have the meaning ascribed to them in the Settlement Documents.

6.2	Unless specifically amended hereby, the Settlement Agreements remain in full force and effect.

6.3	Solomon specifically acknowledges and agrees that nothing herein shall serve to terminate, limit or in any other manner affect Pinetree’s rights as set forth in the Solomon Security Agreement and TCI Security Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement under seal on behalf of the parties on the date above first written.

ATTEST:	SOLOMON TECHNOLOGIES, INC.

	By:	/s/ DAVID E. TETHER

David Tether, Chief Executive Officer

ATTEST:	TOWN CREEK INDUSTRIES, INC.

	By:	/s/ DAVID E. TETHER

David Tether, President

ATTEST:	PINETREE (BARBADOS), INC

	By:	/s/ DR. J. GORDON MURPHY

Dr. J. Gordon Murphy

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